SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 20, 2008

Beckman Coulter, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-10109	95-104-0600
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4300 N. Harbor Boulevard

Fullerton, California 92834-3100

(Address of principal executive offices) (Zip Code)

(714) 871-4848

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 – Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 20, 2008, Beckman Coulter amended the Company’s Separation Pay Plan (the “Plan”) to establish the formula used for calculating separation pay benefits payable to specified executive officers of the Company. The amendments also specify certain criteria that must be satisfied before the employee becomes eligible to receive benefits.

Under the amended Plan, the Chief Executive Officer (“CEO”) is entitled to a benefit equal to the product of the number of the CEO’s full years of service and three times the CEO’s monthly base rate of compensation. The plan also specifies that the CEO will be entitled to a minimum benefit of nine times the CEO’s monthly base rate of compensation and a maximum benefit of twenty-four times the CEO’s monthly base rate of compensation.

All other Executive Officers, Corporate Vice Presidents, and Group Vice Presidents (“Officers”) are entitled to a benefit equal to the product of the number of the Officer’s full years of service and two times the Officer’s monthly base rate of compensation. The plan also specifies that Officers are entitled to a minimum benefit of six times the Officer’s monthly base rate of compensation and a maximum benefit of eighteen times the Officer’s monthly base rate of compensation.

The foregoing summary is qualified in its entirety by reference to the complete text of the Separation Pay Plan, a copy of which is attached as Exhibit 10.1 to this Form 8-K.

Item 9.01 – Financial Statements and Exhibits

Exhibit 10.1	Beckman Coulter, Inc, Separation Pay Plan, Amended and Restated Effective January 1, 2008

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 26, 2008

BECKMAN COULTER, INC.

By:	/s/ JACK E. SOROKIN
Name:	Jack E. Sorokin
Title:	Deputy General Counsel

EXHIBIT INDEX

Exhibits

Exhibit 10.1 -	Beckman Coulter, Inc, Separation Pay Plan, Amended and Restated Effective January 1, 2008